NewsRelease		(Williams Logo)
NYSE: WMB
Date:	Oct. 10, 2008

Williams Announces Estimated Financial Effect of Recent Hurricanes

TULSA, Okla. – Williams (NYSE: WMB) today announced that its preliminary estimates indicate the effect of hurricanes Gustav and Ike will reduce its third-quarter 2008 consolidated segment profit by $50 million to $70 million, primarily in the company’s Midstream business segment.

Segment profit is a pre-tax measure that includes segment revenues from external and internal customers, segment costs and expenses, depreciation, depletion and amortization, equity earnings (losses) and income (loss) from investments.

Williams reported consolidated segment profit of $923 million for the second quarter of 2008.

Midstream Business Segment

Williams estimates Midstream’s third-quarter 2008 segment profit will be reduced by $45 million to $65 million. The reduction is because of repairs and property insurance deductibles, as well as the downtime and reduced volumes at its facilities associated with hurricanes Gustav and Ike.

For fourth-quarter 2008, the company estimates a reduction in Midstream’s segment profit of $10 million to $20 million, also due to property insurance deductibles and downtime and reduced volumes associated with the hurricanes. Any effect on future periods will depend on producers’ ability to restore operations in certain areas and the resolution of any associated business interruption insurance claims.

Other than the Cameron Meadows natural gas processing plant and the Discovery offshore gathering system, Williams’ major gathering and processing assets in the Gulf of Mexico are now fully operational. However, most continue to run at reduced volumes as producers work to restore their operations to normal levels.

The Cameron Meadows plant sustained significant damage from Hurricane Ike. Operations are suspended while the company evaluates the timing and extent of the required repairs.

The Williams-operated Discovery offshore gathering system sustained hurricane damage and is not accepting gas from producers while repairs are being made.   Inspections revealed that an 18-inch lateral was severed from its connection to the 30-inch mainline in 250 feet of water. The 30-inch mainline is expected to be repaired and returned to service by the end of November and the 18-inch lateral is expected to be repaired and returned to service by the end of December.

The Discovery system also includes two onshore processing facilities. Both are fully operational and running at approximately 40 percent of capacity from onshore sources. Williams Partners L.P. (NYSE: WPZ) owns 60 percent of the Discovery system.

The company’s estimate for the expected effect on Midstream’s results reflects losses during the 60-day deductible period on its business interruption insurance. Williams expects the business interruption insurance to largely mitigate any losses associated with outages beyond 60 days.

The estimate also includes the effect of an NGL inventory build-up in the company’s Western Region because of hurricane-related disruptions in the Gulf Region. Williams placed the majority of its Western Region NGL equity volumes in storage during the time when operations were suspended at a third-party fractionation facility at Mont Belvieu, Texas. The company expects to sell most of this excess inventory in fourth-quarter 2008 and first-quarter 2009.

Gas Pipeline Business Segment

Because of hurricane-related repairs, as well as an unrelated rupture on the Transco system near Appomattox, Va., Williams estimates Gas Pipeline’s third-quarter 2008 segment profit will be reduced by approximately $5 million. The company does not expect any material financial impact on Gas Pipeline’s fourth-quarter 2008 results due to these factors.

Several onshore and offshore facilities on the Transco interstate natural gas pipeline system experienced varying degrees of damage from Hurricanes Gustav and Ike. The Transco system has continued to meet its customer commitments while running at lower-than-normal volumes.

The company continues to work with the Pipeline and Hazardous Materials Safety Administration and the Virginia State Corporation Commission to investigate the rupture in Virginia and make repairs to the affected line.

About Williams (NYSE: WMB)
Williams, through its subsidiaries, finds, produces, gathers, processes and transports natural gas.  Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, and Eastern Seaboard. More information is available at http://www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332
Richard George
Williams (investor relations)
(918) 573-3679

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Williams’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others: changes in general economic conditions and changes in the industries in which Williams conducts business; changes in federal or state laws and regulations to which Williams is subject, including tax, environmental and employment laws and regulations; the cost and outcomes of legal and administrative claims proceedings, investigations, or inquiries; the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the level of creditworthiness of counterparties to our transactions; the amount of collateral required to be posted from time to time in our transactions; the effect of changes in accounting policies; the ability to control costs; the ability of each business unit to successfully implement key systems, such as order entry systems and service delivery systems; the impact of future federal and state regulations of business activities, including allowed rates of return, the pace of deregulation in retail natural gas market, and the resolution of other regulatory matters; changes in environmental and other laws and regulations to which Williams and its subsidiaries are subject or other external factors over which we have no control; changes in foreign economies, currencies, laws and regulations, and political climates, especially in Canada, Argentina, Brazil, and Venezuela, where Williams has direct investments; the timing and extent of changes in commodity prices, interest rates, and foreign currency exchange rates; the weather and other natural phenomena; the ability of Williams to develop or access expanded markets and product offerings as well as their ability to maintain existing markets; the ability of Williams and its subsidiaries to obtain governmental and regulatory approval of various expansion projects; future utilization of pipeline capacity, which can depend on energy prices, competition from other pipelines and alternative fuels, the general level of natural gas and petroleum product demand, decisions by customers not to renew expiring natural gas transportation contracts; the accuracy of estimated hydrocarbon reserves and seismic data; and global and domestic economic repercussions from terrorist activities and the government’s response to such terrorist activities. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In regard to the company’s reserves in Exploration & Production, the SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We have used certain terms in this news release, such as “probable” reserves and “possible” reserves and “new opportunities potential” reserves that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. The SEC defines proved reserves as estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Probable and possible reserves are estimates of potential reserves that are made using accepted geological and engineering analytical techniques, but which are estimated with reduced levels of certainty than for proved reserves. Possible reserve estimates are less certain than those for probable reserves. New opportunities potential is an estimate of reserves for new areas for which we do not have sufficient information to date to raise the reserves to either the probable category or the possible category. New opportunities potential estimates are even less certain than those for possible reserves.

Reference to “total resource portfolio” includes proved, probable and possible reserves as well as new opportunities potential.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 26, 2008, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.